                                                                    EXHIBIT 10.6














                          MEMBER DISTRIBUTION AGREEMENT


                                  BY AND AMONG


                              KPMG CONSULTING, LLC,


                             KPMG CONSULTING, INC.,


                                    KPMG LLP


                                       AND


                            THE INDIVIDUAL LISTED ON
                            THE SIGNATURE PAGE HERETO

                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
ARTICLE I DEFINITIONS AND INTERPRETATIONS.........................................................................6

Section 1.1.  Definitions.........................................................................................6
Section 1.2.  Rules of Construction..............................................................................11

ARTICLE II ACCREDITED INVESTOR REPRESENTATIONS...................................................................12

Section 2.1.  Investment Purpose.................................................................................12
Section 2.2.  Financial Capacity.................................................................................12
Section 2.3.  Knowledge..........................................................................................13
Section 2.4.  Information........................................................................................13
Section 2.5.  Holding Period.....................................................................................13
Section 2.6.  Unregistered Securities............................................................................13
Section 2.7.  Due Authorization; No Conflicts....................................................................13
Section 2.8.  Accredited Investor Status.........................................................................14
Section 2.9.  Legend.............................................................................................14
Section 2.10. Disclosure of Information..........................................................................14

ARTICLE III STOCK TRANSFER RESTRICTIONS..........................................................................14

Section 3.1.  Transfer Restrictions..............................................................................14
Section 3.2.  Permitted Transfers................................................................................16
Section 3.3.  Lock-Up Provisions.................................................................................16
Section 3.4.  General Transfer Restrictions......................................................................16
Section 3.5.  Change of Control..................................................................................17
Section 3.6.  Certain Transfers..................................................................................17

ARTICLE IV THE EXCHANGE..........................................................................................17

Section 4.1.  Exchange...........................................................................................17
Section 4.2.  Exchange Terms.....................................................................................17
Section 4.3.  Delivery of Certificates...........................................................................17
Section 4.4.  Dividends and Distributions........................................................................17
Section 4.5.  LLC Agreement......................................................................................17

ARTICLE V DIVESTITURES RELATED TO AUDITOR INDEPENDENCE...........................................................18

Section 5.1.  Independence Requirement...........................................................................18
Section 5.2.  Separation Prior to the Restricted Period End Date.................................................18
Section 5.3.  Separation After the Restricted Period End Date....................................................18
Section 5.4.  Auditor Independence Related Divestitures..........................................................18
Section 5.5.  Covenants..........................................................................................19
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



ARTICLE VI AGREEMENT TO WITHDRAW.................................................................................19

Section 6.1.  Withdrawal.........................................................................................19
Section 6.2.  Consequences of Withdrawal.........................................................................19
Section 6.3.  Severance..........................................................................................20
Section 6.4.  Release............................................................................................20
Section 6.5.  Policies and Procedures............................................................................21

ARTICLE VII POWER OF ATTORNEY....................................................................................22

Section 7.1.  Power of Attorney..................................................................................22

ARTICLE VIII ADDITIONAL AGREEMENTS...............................................................................22

Section 8.1.  Non-Competition....................................................................................22
Section 8.2.  Non-Solicitation of Personnel......................................................................24
Section 8.3.  Application........................................................................................24
Section 8.4.  Remedy for Breach..................................................................................25
Section 8.5.  Proprietary Information............................................................................27
Section 8.6.  Inventions.........................................................................................27
Section 8.7.  Termination........................................................................................29
Section 8.8.  Waiver.............................................................................................30
Section 8.9.  No Employment Agreement............................................................................30



ARTICLE IX ARBITRATION...........................................................................................30

Section 9.1.  Arbitration........................................................................................30
Section 9.2.  Reimbursement......................................................................................31

ARTICLE X MISCELLANEOUS..........................................................................................32

Section 10.1.  Survival..........................................................................................32
Section 10.2.  Entire Agreement..................................................................................32
Section 10.3.  Choice of Law.....................................................................................32
Section 10.4.  Amendment; Waiver.................................................................................32
Section 10.5.  Severability......................................................................................32
Section 10.6.  Counterparts; Signatures..........................................................................33
Section 10.7.  Beneficiaries.....................................................................................33
Section 10.8.  Notices...........................................................................................33
Section 10.9.  Schedules and Exhibits............................................................................34
Section 10.10. Assignability.....................................................................................34
Section 10.11. Specific Performance..............................................................................34
Section 10.12. Legal Counsel.....................................................................................34




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                                    Schedules

Schedule 8.1 - Competitors
Schedule 8.6 - California Code


                                    Exhibits

Exhibit A - Form of Letter Regarding Discussions with Competitors
Exhibit B - LLC Operating Agreement

                          MEMBER DISTRIBUTION AGREEMENT


                  MEMBER DISTRIBUTION AGREEMENT (this "Agreement"), effective as of the Effective Date (as hereinafter defined), by and among KPMG Consulting, Inc., a Delaware corporation ("Consulting, Inc."), KPMG Consulting, LLC, a Delaware limited liability company ("LLC"and collectively with Consulting, Inc., "Consulting"), KPMG LLP, a Delaware limited liability partnership ("KPMG"), and the individual named on the signature page hereto (the "Employee").


                                   WITNESSETH

                  WHEREAS, the Board of Directors of KPMG has determined that it would be advisable and in the best interests of KPMG and its principals and partners for KPMG to separate its Consulting Business (as hereinafter defined) from its other businesses so that from and after the Effective Date the Consulting Business will be held indirectly by Consulting, Inc. through its Subsidiaries (the "Separation") and in connection therewith for Consulting, Inc. to sell shares of its common stock, par value $.01 per share (the "Consulting Common Stock"), or its preferred stock to one or more strategic investors (the "Private Placement");

                  WHEREAS, KPMG has agreed to contribute, and cause to be contributed, to LLC (i) certain of the operating assets, properties and liabilities related to the Consulting Business held by KPMG and certain Subsidiaries of KPMG, (ii) the partners, principals and employees of KPMG related to the Consulting Business, including the Employee and (iii) all of the issued and outstanding shares of capital stock and other equity interests owned by KPMG in certain of KPMG's Subsidiaries and other entities in and through which the Consulting Business is conducted (the "Contribution");

                  WHEREAS, in connection with the Contribution, (i) Consulting or one or more of its Subsidiaries will assume certain liabilities and obligations arising out of or relating to the Consulting Business, and (ii) LLC will issue Membership Units (as hereinafter defined) of LLC to KPMG and to certain partners and principals of KPMG including the Employee;

                  WHEREAS, each partner and principal of KPMG who receives Membership Units, including the Employee, will exchange each such Membership Unit for one share of Consulting Common Stock, and KPMG has agreed to exchange all Membership Units held by it (except approximately one-half of one percent of the total outstanding Membership Units) for Consulting Common Stock and one or more notes issued by Consulting (the"Exchange");

                  WHEREAS, the Employee was, prior to the Separation and Exchange, a partner or principal of KPMG and, concurrent with the Contribution, Separation and Exchange, will become an employee of Consulting; and

                  WHEREAS, the Employee, KPMG, LLC and Consulting, Inc. have determined that it is in the mutual best interests of each of them to set forth certain agreements and understandings among them.

                  NOW, THEREFORE, in consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee, KPMG, Consulting Inc. and LLC agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

                  SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

                  "ACTS" has the meaning specified in Section 2.5.

                  "AFFILIATE" means any Person controlling, controlled by, or under direct or indirect common control with a Party hereto, it being understood that KPMG International, KPMG Americas and other KPMG International member (either directly or indirectly as a subsidiary of a member), licensee or sublicensee firms are not Affiliates of the Parties hereto. It is further understood that, for the purpose of this definition, after the Separation, Consulting and its Subsidiaries shall not be deemed Affiliates of KPMG. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT" has the meaning specified in the Preamble.

                  "ANNUAL COMPENSATION" for any given fiscal year consists of the Employee's total compensation, including all base compensation, incentive compensation and any other compensation reported or to be reported on an IRS Form W-2 (or an IRS Form K-1, as the case may be) paid or payable by Consulting (or KPMG, or any Subsidiary of Consulting with which the Employee becomes employed or otherwise associated and receives reportable compensation, as the case may be) for such fiscal year.

                  "AUDITOR INDEPENDENCE RULES" means the auditor independence rules, as defined or interpreted by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the ISB, the state boards of accountancy and any other regulatory authority exercising competent jurisdiction over KPMG, as the same may be amended from time to time.

                  "CHANGE OF CONTROL EVENT" means:

                  (a) a sale or transfer of all or substantially all of the assets of Consulting on a consolidated basis in any transaction or series of related transactions; or

                  (b) any merger, consolidation or reorganization to which Consulting is a party, except for a merger, consolidation or reorganization in which Consulting is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Consulting's outstanding equity (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization Consulting's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of Consulting's board of directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of Consulting as reasonably determined by the Board; or

                  (c) individuals who, as of the date hereof, constitute the Board of Directors of Consulting (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Consulting subsequent to the date hereof whose election, or nomination for election by the holders of Consulting's equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Consulting as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or

                  (d) any person or group (as defined under Section 13(d) of the Exchange Act), other than KPMG or its Affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of Consulting generally entitled to vote on the election of directors.

                  "CHIEF EXECUTIVE OFFICER" means the Chief Executive Officer or Co-Chief Executive Officer of Consulting, Inc.

                  "CISCO" has the meaning specified in Section 8.1.

                  "CISCO ALLIANCE" has the meaning specified in Section 8.1.

                  "CLIENT" means any individual, person, firm or other entity that is a client of Consulting or any of its Subsidiaries at the time, in each case, the Employee seeks to solicit or perform services for such client as a former employee of Consulting or any of its Subsidiaries or was a client of Consulting or any of its Subsidiaries (or, prior to the Separation, a client of KPMG) within twelve (12) months prior to such time and with respect to whom, the
Employee: (i) performed Consulting Services on behalf of Consulting or any of its Subsidiaries (or, prior to the Separation, KPMG), or (ii) had substantial contact or acquired or had access to Proprietary Information or other substantial information as a result of or in connection with the Employee's employment with Consulting or any of its Subsidiaries (or, prior to the Separation, as a result of or in connection with the Employee's association with
KPMG) each at any time during the two

(2) year period preceding the date on which the Employee's employment with Consulting or any of its Subsidiaries terminates for any or no reason.

                  "CONSULTING" has the meaning specified in the Preamble (except as otherwise specifically defined in particular provisions of this Agreement).

                  "CONSULTING BUSINESS" means, for purposes of this Agreement only, the management and information technology consulting business as conducted by Consulting or any of its Subsidiaries from time to time.

                  "CONSULTING, INC." has the meaning specified in the Preamble.

                  "CONSULTING COMMON STOCK" has the meaning specified in the Recitals.

                  "CONSULTING SERVICES" means the Consulting Business services provided by (a) Consulting or (b) any Subsidiary of Consulting with which the Employee becomes employed or otherwise associated, either (i) as of the date hereof, (ii) during the Employee's employment with Consulting and (iii) as of any date on which the Employee's employment with Consulting terminates for any or no reason.

                  "CONTRIBUTION" has the meaning specified in the Recitals.

                  "DISPUTES" has the meaning specified in Section 9.1.

                  "EFFECTIVE DATE" means the close of business on the date on which the closing of the Separation, Contribution and Exchange occur.

                  "EFFECTIVE TIME" means the time on the Effective Date at which the closing of the Separation shall occur.

                  "EXCHANGE" has the meaning specified in the Recitals.

                  "EXPIRATION DATE" means the first date which is the later of
(i) one year from the Effective Date and (ii) a date after the consummation of an IPO on which KPMG and its partners, principals and former partners and principals may, pursuant to any Lock-Up Agreement signed in connection with the IPO, sell shares of Consulting Common Stock.

                  "INDEPENDENCE CONFLICT" has the meaning specified in Section 5.1.

                  "INVOLUNTARY TRANSFER" means any Transfer pursuant to the laws of descent, inheritance, bankruptcy or insolvency, as a result of the dissolution of marriage, due to the execution of a lien or other judgment or other transfer by operation of law.

                  "ISB" means the Independence Standards Board.

                  "IPO" means an initial public offering of Consulting Common Stock pursuant to an effective registration statement under the Securities Act.

                  "ISSUED CONSULTING COMMON STOCK" means Consulting Common Stock issued to the Employee in connection with the Exchange and any shares of Consulting Common Stock issued as dividends thereon or received as the result of stock splits, reclassifications, stock dividends or similar changes.

                  "ISSUED EQUITY" means the Issued Membership Units and the Issued Consulting Common Stock.

                  "ISSUED MEMBERSHIP UNITS" means the Membership Units issued to the Employee in connection with the Separation and any Membership Units issued as dividends thereon or received as the result of splits, reclassifications, equity dividends or similar changes.

                  "KPMG" has the meaning specified in the Preamble.

                  "KPMG PARTNERSHIP AGREEMENT" means the Partnership Agreement of KPMG as currently in force or as may be amended from time to time.

                  "KPMG PLANS AND POLICIES" has the meaning specified in Section 6.5(b).

                  "LLC OPERATING AGREEMENT" has the meaning specified in Section 4.5.

                  "LOCK-UP AGREEMENTS" has the meaning specified in Section 3.3.

                  "MEMBERSHIP UNITS" means Membership Units in LLC representing an equity interest of a member in the LLC.

                  "NOTIFICATION" means all notices permitted or required to be given to any Person hereunder.

                  "PARTY" means KPMG, Consulting, Inc., LLC or the Employee.

                  "PERSON" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, entity, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

                  "PRIVATE PLACEMENT" has the meaning specified in the recitals.

                  "PROPRIETARY INFORMATION" means all information or material disclosed to or known by the Employee as a consequence of the Employee's employment or engagement by Consulting, any of its Subsidiaries or KPMG, including, without limitation, third party information that Consulting, any of its Subsidiaries or KPMG treats as confidential and any information disclosed to or developed by the Employee or embodied in or relating to the Works.

Proprietary Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, inventions, concepts, software in various states of development and related documentation, designs, drawings, specifications, techniques, methodologies, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, training materials, templates, procedures, "know-how," tools, client identities, client accounts, web design needs, client advertising needs and history, client reports, client proposals, product information and reports, accounts, billing methods, pricing, data, sources of supply, business methods, production or merchandising systems or plans, marketing, sales and business strategies and plans, finances, operations, and information regarding employees. Notwithstanding the foregoing, information publicly known that is generally employed by the trade at or after the time Employee first learns of such information (other than as a result of the Employee's breach of this Agreement), shall not be deemed part of the Proprietary Information.

                  "PROSPECTIVE CLIENT" means any individual, person, firm or other entity that is not a Client but with respect to whom, the Employee: (i) conducted, prepared or submitted, or assisted in conducting, preparing or submitting, any proposal or client development or marketing efforts on behalf of Consulting, any of its Subsidiaries or, prior to the Separation, KPMG, or (ii) had substantial contact or acquired or had access to Proprietary Information or other substantial information as a result of or in connection with the Employee's employment with Consulting or any of its Subsidiaries (or, prior to the Separation, as a result of or in connection with the Employee's association with KPMG) each at any time during the one (1) year period preceding the date on which the Employee's employment with Consulting or any of its Subsidiaries terminates for any or no reason.

                  "RELEASED PARTIES" means (i) KPMG and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, benefit plans and other related entities (whether or not such entities are wholly owned); (ii) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, principals, members, agents, representatives, employees, and attorneys of each entity listed in (i); and
(iii) the predecessors, successors, and assigns of each entity listed in (i) and
(ii).

                  "REPURCHASE PRICE" means, (i) if the Consulting Common Stock is not listed for trading on a national securities exchange or any automatic quotation system (including the Nasdaq Stock Market), as of any date of determination, the lower of the fair market value of the Consulting Common Stock (as determined by the Board of Directors of Consulting) or $12 per share of Consulting Common Stock, and (ii) if the Consulting Common Stock is listed for trading, then, as of any date of determination, the average of the per share closing prices of the Consulting Common Stock on such national securities exchange or quotation system on the five trading days immediately preceding such date of determination.

                  "RESTRICTED FIRMS" has the meaning specified in Section 8.1(a)(i).

                  "RESTRICTED PERIOD END DATE" means the later of (i) the date after the consummation of an IPO on which KPMG and its partners, principals and former partners and principals may, pursuant to any Lock-Up Agreement signed in connection with the IPO, sell shares of Common Stock and (ii) the date on which the Employee is able to sell the Issued Equity pursuant to Rule 144 under the Securities Act.

                  "SECURITIES ACT" has the meaning specified in Section 2.1.

                  "SEPARATION" has the meaning specified in the Recitals.

                  "SUBSIDIARY" means, when used with reference to any Party, any corporation, partnership, limited liability company, or other entity, a majority of the outstanding voting power of which is owned directly or indirectly by such Party, provided, however, that for purposes of this definition, after the Separation, neither Consulting nor any of its Subsidiaries (including any Subsidiaries transferred pursuant to the Separation) shall be deemed Subsidiaries of KPMG.

                  "TRANSFER" has the meaning specified in Section 3.1.

                  "WORKS" means (i) any inventions, trade secrets, ideas or original works of authorship that the Employee conceives, develops, discovers or makes in whole or in part during the Employee's employment or engagement by Consulting or any of its Subsidiaries, or which the Employee conceived, developed, discovered or made in whole or in part during the Employee's relationship with KPMG which relate to the business of Consulting or any of its Subsidiaries or Consulting's or any of its Subsidiaries' actual or demonstrably anticipated research or development, (ii) any inventions, trade secrets, ideas or original works of authorship that the Employee conceives, develops, discovers or makes in whole or in part during or after the Employee's employment or engagement by Consulting or any of its Subsidiaries, or conceived, developed, discovered or made in whole or in part during Employee's relationship with KPMG, either of which are made through the use of any of Consulting's, any of its Subsidiaries' or KPMG's equipment, facilities, supplies, trade secrets or time, or which result from any work the Employee performs or performed for Consulting, any of its Subsidiaries or KPMG, and (iii) any part or aspect of any of the foregoing.

                  SECTION 1.2. RULES OF CONSTRUCTION. (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) a reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

                  (iii) a reference to any gender includes the other gender;

                  (iv) a reference to any Section or Exhibit or Schedule means such Section of this Agreement or such Exhibit or Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;









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



                  (v) "herein," "hereunder," "hereof, " "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

                  (vi) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (vii) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

                  (viii) accounting terms used herein shall have the meanings historically attributed to them by KPMG and its Subsidiaries prior to the Separation;

                  (ix) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control; and

                  (x) the headings contained in this Agreement have been inserted for convenience of reference only and are not to be used in construing this Agreement.

                  (b) The Schedules and Exhibits to this Agreement may be amended prior to the Effective Date upon the mutual consent of the Parties.

                  (c) Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.


                                   ARTICLE II

                               ACCREDITED INVESTOR
                                 REPRESENTATIONS

                  As an inducement to KPMG and Consulting to enter into this Agreement and to consummate the transactions contemplated hereby the Employee hereby represents and warrants to KPMG and Consulting and agrees as follows:

                  SECTION 2.1. INVESTMENT PURPOSE. The Employee is acquiring each of the Issued Membership Units and the shares of Issued Consulting Common Stock for investment and solely for such Employee's own account and not with a view toward reselling or distributing such Membership Units or Consulting Common Stock in any transaction that would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  SECTION 2.2. FINANCIAL CAPACITY. The Employee is financially able to bear the economic risk of an investment in Consulting (including the loss of the entire investment) and has no need for liquidity in this investment.












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



                  SECTION 2.3. KNOWLEDGE. The Employee has such knowledge, experience and skill in financial and business matters in general and with respect to investments of a nature similar to an investment in Consulting so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, this investment. The Employee acknowledges and understands that the receipt of the Issued Equity involves an investment in a new business that has no previous operating experience as an independent entity, and, therefore, is a speculative investment with no assurance of success.

                  SECTION 2.4. INFORMATION. The Employee (i) has received all information that the Employee deems necessary to evaluate the merits and risks of, and to make an informed decision with respect to, an investment in Consulting; (ii) has had the unrestricted opportunity to make such investigation as the Employee desires pertaining to the Contribution, Separation, and the Exchange and to verify any information furnished to the Employee; and (iii) has had the opportunity to ask questions of representatives of KPMG and Consulting concerning the Contribution, the Separation and the Exchange.

                  SECTION 2.5. HOLDING PERIOD. The Employee understands that the Employee must bear the economic risk of an investment in Consulting for an indefinite period of time because (i) the Issued Equity has not been registered under the Securities Act and applicable state securities laws (collectively the "Acts") and (ii) the Issued Equity may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if it is subsequently registered in accordance with the provisions of the Acts or registration under the Acts is not required.

                  SECTION 2.6. UNREGISTERED SECURITIES. The Employee understands that: (i) the Company is not obligated to register the Issued Equity for resale under the Acts; (ii) Consulting, Inc., LLC and KPMG are relying upon exemptions from registration under the Acts, based in part on the Employee's representations; and (iii) neither Consulting, Inc., LLC nor KPMG is obligated to supply the Employee with information or assistance in complying with any exemption under Acts. Upon the request of Consulting, Inc. or LLC, the Employee will provide Consulting, Inc. or LLC, as the case may be, with an opinion of counsel satisfactory to Consulting, Inc. or LLC, as the case may be, that any proposed Transfer of the Issued Membership Interests or the Issued Consulting Common Stock, as the case may be, complies with the Acts.

                  SECTION 2.7. DUE AUTHORIZATION; NO CONFLICTS. (a) This Agreement has been duly executed and delivered by the Employee and constitutes the Employee's legal, valid and binding obligation, enforceable against the Employee in accordance with its terms. The Employee is legally competent to execute this Agreement and any other documents delivered herewith.

                  (b) The execution, delivery and performance under this Agreement by the Employee will not breach the terms or provisions of any other agreement or obligation to which the Employee is bound.



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


                  SECTION 2.8. ACCREDITED INVESTOR STATUS. The Employee represents and warrants that he or she either:

                  (a) as of August 31, 1999 had a net worth (or joint net worth together with his or her spouse) in excess of $1,000,000; or

                  (b) had an annual income during each of the calendar years 1997 and 1998 in excess of $200,000 (or joint income together with his or her spouse in excess of $300,000) and as of August 31, 1999 reasonably expected to have an annual income in excess of $200,000 (or joint income together with his or her spouse of in excess of $300,000) during the calendar year 1999.

                  SECTION 2.9. LEGEND. The Employee acknowledges that all Issued Equity shall bear a legend in substantially the following form:

                  THESE [MEMBERSHIP UNITS] [SHARES OF COMMON STOCK] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR SUCH STATE SECURITIES LAWS IS AVAILABLE. THESE [MEMBERSHIP UNITS] [SHARES OF COMMON STOCK] ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS, SET FORTH IN THE MEMBER DISTRIBUTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES.

                  SECTION 2.10. DISCLOSURE OF INFORMATION. The Employee acknowledges that in connection with demonstrating compliance with certain provisions of the Acts, Consulting or KPMG may be required or requested to disclose certain information in the possession of Consulting or KPMG regarding the Employee including, but not limited to, information contained in or relating to the Employee's Form W-2 or K-1, as the case may be, and information provided by the Employee regarding the Employee's net worth. The Employee authorizes Consulting and/or KPMG to disclose any such information to the extent necessary or appropriate to comply with any request from or in connection with any investigation by any regulatory or governmental authority or agency, including, but not limited to, the Securities and Exchange Commission.


                                   ARTICLE III

                           STOCK TRANSFER RESTRICTIONS

                  SECTION 3.1. TRANSFER RESTRICTIONS. (a) Except in the case of an Involuntary Transfer in accordance with Section 3.1(b) and except as otherwise expressly permitted by this Agreement, the Employee may not sell, transfer or otherwise dispose of, hypothecate, pledge or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation, pledge or encumbrance being referred to as a "Transfer") any Issued Equity.

                  (b) In the event of an Involuntary Transfer of some or all of the Employee's Issued Equity at a time when such Issued Equity is subject to the restrictions on transfer imposed by this Agreement:

                  (i) the Employee (or the Employee's estate) shall immediately furnish to Consulting a Notification of such Involuntary Transfer at least 30 days prior to the effective date of the Involuntary Transfer (or, in the case of the Employee's death, within 30 days after the death); and

                  (ii) for a period of 20 days commencing on the date of its receipt of a Notification, Consulting shall have the exclusive right, but not the obligation, to purchase some or all of the Issued Equity that is the subject of the Notification. If Consulting desires to purchase any or all of such Issued Equity, it will provide Notification of such desire to the Employee or the Employee's estate within such 20 day period, and the purchase price shall equal the Repurchase Price determined as of the date of the Notification to the Employee (or the Employee's estate).

                  (c) The closing of any purchase by Consulting of any Issued Equity as provided in Section 3.1(b) shall take place on such date as designated by Consulting occurring within 15 days after receipt by the Employee (or the Employee's estate) of Notification from Consulting of the exercise of Consulting's right to purchase hereunder. At the closing of any purchase of Issued Equity, the Employee (or the Employee's estate) will transfer, assign and deliver, or cause to be transferred, assigned and delivered to Consulting any certificates or other evidence representing Issued Equity being purchased, duly endorsed or accompanied by transfer powers duly executed by the Employee or his or her duly appointed legal representative or authorized agent with such signature thereon duly guaranteed. Upon the delivery of and payment for any Issued Equity as contemplated in this Agreement, Consulting shall receive good title to such Issued Equity free and clear of any lien, claim, equity or encumbrance of any nature whatsoever. Upon request by Consulting, the Employee (or the Employee's estate) shall deliver an opinion of counsel, reasonably acceptable to Consulting, as to the matters contained in the preceding sentence and as to such other matters as Consulting may reasonably request.

                  (d) If, after compliance with the foregoing provisions of
Section 3.1(b), Consulting fails to purchase any of the Issued Equity subject to Involuntary Transfer, then the Involuntary Transfer of such unpurchased Issued Equity may occur; provided, however that any such Transfer will be null and void unless such Transfer complies in full with Section 3.4.

                  (e) If any of the Issued Equity is Transferred pursuant to
Section 3.1(d), the Employee (or the Employee's estate) shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by Consulting for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith.

                  SECTION 3.2. PERMITTED TRANSFERS. Subject to the restrictions set forth in Sections 3.4 and 8.4:

                  (a) On or after the Expiration Date, the Employee may Transfer up to 40% of the Employee's Issued Equity. Subject to Section 3.2(b), the remaining 60% of the Employee's Issued Equity shall remain subject to the restrictions set forth in Section 3.1 and may be Transferred only in compliance with Section 3.1.

                  (b) On each of the first, second and third anniversaries of the Expiration Date, an additional 15% of the Employee's Issued Equity may be Transferred without the restrictions set forth in Section 3.1. On the fourth anniversary of the Expiration Date, none of the Employee's Issued Equity will be subject to Section 3.1(b).

                  SECTION 3.3. LOCK-UP PROVISIONS. The Employee acknowledges that in connection with the IPO, the Employee, KPMG, Consulting, Inc. and the other individuals holding equity interests in Consulting may be required by the underwriters of the IPO to enter into agreements not to sell, offer, contract to sell or otherwise transfer or dispose of shares of Consulting Common Stock, directly or indirectly, for a period of time following the IPO ("Lock-Up Agreements"). If requested by Consulting, the Employee hereby (i) agrees to enter into a customary Lock-Up Agreement with respect to the Employee's Issued Equity with the underwriters chosen by Consulting in conjunction with the IPO, and (ii) authorizes the holder or holders of the power of attorney granted pursuant to Article VII hereof to execute such a customary Lock-Up Agreement on behalf of, and in the name of, the Employee without any further act of the Employee.

                  SECTION 3.4. GENERAL TRANSFER RESTRICTIONS. (a) Any purported Transfer of Issued Equity in violation of the provisions of this Agreement or the Acts shall be wholly void and shall not effectuate the Transfer contemplated thereby.

                  (b) In the event the Employee Transfers Issued Equity other than pursuant to an effective registration statement under the Securities Act, the Employee shall, upon the request of Consulting, provide Consulting with a written opinion of counsel, reasonably acceptable to Consulting, that the Transfer is in full compliance with this Agreement and the Acts.

                  (c) Any purported Transfer pursuant to Sections 3.1 or 3.2 shall be wholly void and shall not effectuate the Transfer contemplated thereby unless, prior to the consummation thereof, the transferee agrees in writing in a form reasonably acceptable to Consulting to be bound by the restrictions set forth in this Article III, Article IV, and Article V and makes the representations and warranties set forth in Article II.

                  (d) If at any time prior to the fifth anniversary of the Effective Date, the Employee requests the removal of any restrictive legends on his or her certificates representing Consulting Common Stock or seeks to Transfer any Issued Equity at a time when such Issued Equity is subject to the restrictions on Transfer imposed by this Agreement, the Employee shall, prior to any removal of legends or Transfer of Issued Equity, execute a letter, substantially in the form attached hereto as Exhibit A, pursuant to which the Employee shall represent and warrant to Consulting that, (i) for a period of six months prior to such Transfer the Employee has not engaged in any discussions or other communications with any Restricted Firm regarding the possibility of the Employee becoming formally or informally associated with such Restricted Firm and (ii) has no current intention to commence such discussions or other communications or become formally or informally associated with such Restricted Firm.

                  SECTION 3.5. CHANGE OF CONTROL. In the event of a Change of Control Event that has not been approved or ratified by a majority of the Incumbent Board of Consulting, Inc., the transfer restrictions set forth in
Section 3.1 shall no longer apply to any Issued Equity.

                  SECTION 3.6. CERTAIN TRANSFERS. Notwithstanding any provision herein to the contrary, the Employee may make any Transfer required pursuant to
Section 5.4 without complying with the provisions of this Article III.


                                   ARTICLE IV

                                  THE EXCHANGE

                  SECTION 4.1. EXCHANGE. The Employee hereby agrees that as of the Effective Time, the Employee shall take any and all actions necessary to complete the Exchange, including any actions set forth in this Article IV.

                  SECTION 4.2. EXCHANGE TERMS. The Employee hereby agrees that, as of the Effective Time, without any further action on the part of the Employee, Consulting, Inc. or LLC, each Issued Membership Unit held by the Employee immediately prior to the Effective Time shall be exchanged for one share of Consulting Common Stock. Upon such Exchange, the Employee shall cease to have any rights with respect to the Issued Membership Units, except the right to receive shares of Consulting Common Stock.

                  SECTION 4.3. DELIVERY OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, Consulting, Inc. shall deliver or cause to be delivered to the Employee one or more certificates representing the aggregate number of shares of Consulting Common Stock into which the Issued Membership Units shall have been exchanged pursuant to Section 4.2.

                  SECTION 4.4. DIVIDENDS AND DISTRIBUTIONS. The Employee shall be deemed a holder of record of shares of Consulting Common Stock as of the Effective Date for purposes of any dividend or other distribution paid in respect of Consulting Common Stock to holders of record, or the solicitation of any votes or consents, on or after the Effective Date.

                  SECTION 4.5. LLC AGREEMENT. The Employee hereby agrees to the provisions of, adopts and acknowledges the Limited Liability Company Operating Agreement for LLC, dated as of the Effective Date, substantially in the form attached hereto as Exhibit B (the "LLC Operating Agreement").

                                    ARTICLE V

                             DIVESTITURES RELATED TO
                              AUDITOR INDEPENDENCE

                  SECTION 5.1. INDEPENDENCE REQUIREMENT. The Employee acknowledges that Consulting is, and for an indefinite period of time after the Separation may continue to be, subject to the Auditor Independence Rules. The Employee agrees to abide at all times (including after any termination of employment with Consulting) by the Auditor Independence Rules applicable to KPMG and to take any and all action requested by the Board of Directors of KPMG in connection with such Auditor Independence Rules. The Employee agrees and understands that the breach of the covenant in the immediately preceding sentence may impair the independence of KPMG (an "Independence Conflict").

                  SECTION 5.2. SEPARATION PRIOR TO THE RESTRICTED PERIOD END DATE. In the event the Employee terminates his or her employment with Consulting for any reason or no reason (including, without limitation, voluntary resignation by the Employee or termination at the request of Consulting) prior to the Restricted Period End Date and accepts new employment which, in the sole judgment of KPMG, causes an Independence Conflict at any time by virtue of the Employee's ownership of the Consulting Common Stock, the Employee agrees and acknowledges that (i) all of the Employee's Issued Equity shall be immediately forfeited and surrendered to Consulting without any compensation therefor, without any further act on the part of Consulting or the Employee, and (ii) all such forfeited and surrendered Issued Equity shall be canceled and no longer considered outstanding on the books and records of LLC or Consulting, Inc. as the case may be.

                  SECTION 5.3. SEPARATION AFTER THE RESTRICTED PERIOD END DATE. In the event the Employee terminates his or her employment with Consulting for any reason or no reason (including, without limitation, voluntary resignation by the Employee or termination at the request of Consulting) after the Restricted Period End Date but at a point in time when the Auditor Independence Rules continue to apply to certain employees of Consulting and its Affiliates, including the Employee, and accepts new employment which, in the sole judgment of KPMG, causes an Independence Conflict at any time by virtue of the Employee's ownership of the Consulting Common Stock, the Employee agrees that (i) Consulting will have the option, but not the obligation, to purchase any or all of such Consulting Common Stock at the market price on the date of termination by the Employee, and (ii) in the event that Consulting does not exercise the option set forth in (i), the Employee shall divest of such unpurchased Consulting Common Stock as soon as practicable. In the event that Consulting exercises its option set forth in (i), it shall observe the procedures for notice and closing set forth in Section 3.1(b) and 3.1(c).

                  SECTION 5.4. AUDITOR INDEPENDENCE RELATED DIVESTITURES. In the event that (i) the Board of Directors of KPMG determines that, in order to comply with the Auditor Independence Rules, it is necessary or appropriate for the Employee to divest some or all of the Employee's Issued Equity, the Employee hereby agrees to the sale or transfer of some or all of his Issued Equity at the times, in the amounts and on the terms, prices and conditions determined by the Board of Directors of KPMG. At the request of KPMG, the Employee shall take any and all actions necessary or appropriate, in the sole judgment of KPMG, to facilitate such divestiture, including the transfer of such Issued Equity to a person, trust or other entity for disposition or the granting of a power of attorney relating to the voting or disposition of such Issued Equity.

                  SECTION 5.5. COVENANTS. (a) The Employee covenants and agrees not to take any action directly or indirectly intended to or having the effect of eliminating the Independence Conflict contemplated by Section 5.2 or Section
5.3 by having an entity with which the Employee is subsequently affiliated resign any existing audit relationship with KPMG.

                  (b) In the event the Employee breaches the covenant set forth in Section 5.5(a), the Employee agrees and acknowledges that, notwithstanding the lack of an Independence Conflict, (i) all of the Employee's Issued Equity shall be immediately forfeited and surrendered to Consulting without any compensation therefor, without any further act on the part of Consulting or the Employee, and (ii) all such forfeited and surrendered Issued Equity shall be canceled and no longer considered outstanding on the books and records of LLC or Consulting, Inc. as the case may be.


                                   ARTICLE VI

                              AGREEMENT TO WITHDRAW

                  SECTION 6.1. WITHDRAWAL. The Employee agrees that, effective as of the Effective Date, this Agreement will serve as written notice pursuant to Section 10.1 of the KPMG Partnership Agreement of the Employee's voluntary withdrawal from KPMG. The Employee acknowledges that pursuant to the Separation Agreement, KPMG has agreed to waive the enforcement of the requirement pursuant to Section 10.1 of the KPMG Partnership Agreement that the Employee provide notice one hundred eighty (180) days prior to the effectiveness of such resignation and consequently that such withdrawal will be effective immediately as of the Effective Date; provided that (i) the Employee commences employment with Consulting or any of its Subsidiaries and (ii) the Employee complies with the Employee's obligations hereunder, including, but not limited to, those set forth in Section 8.7(a).

                  SECTION 6.2. CONSEQUENCES OF WITHDRAWAL. (a) The Employee acknowledges that upon such withdrawal, (i) the Employee will forfeit his or her right to vote on matters affecting KPMG; (ii) KPMG will terminate with respect to the Employee; (iii) the Employee will no longer be a partner or principal of KPMG; and (iv) except as specifically provided in the KPMG Partnership Agreement or in the By-Laws of KPMG, the Employee will not be entitled to any further rights under the KPMG Partnership Agreement or By-Laws.

                  (b) Notwithstanding any provision herein to the contrary, the Employee shall receive the distributions provided for in Section 11 of the KPMG Partnership Agreement.

                  (c) The Employee further acknowledges that KPMG has agreed, pursuant to Section 6.12 of the Separation Agreement, to waive a breach of
Section 12 of the KPMG Partnership Agreement in the event that, and only to the extent that, (i) such breach is also a breach of the covenants of the Employee set forth in Article VIII of this Agreement and (ii) Consulting or any of its Subsidiaries pursues its remedies under Article VIII of this Agreement.

                  SECTION 6.3. SEVERANCE. The Employee agrees and acknowledges that the Employee is not entitled to any severance payments from KPMG, Consulting or otherwise in connection with the Employee's withdrawal from KPMG or acceptance of employment with Consulting or any Subsidiary of Consulting, under any provision of the KPMG Partnership Agreement, common law, contract or otherwise.

                  SECTION 6.4. RELEASE. (a) The Employee and anyone else claiming by or through the Employee agree not to sue and further agree to release KPMG and the other Released Parties with respect to any and all claims, whether currently known or unknown, that the Employee now has, has ever had, or may ever have, against KPMG or any of the other Released Parties arising from or related to the Employee's association with KPMG, compensation, benefits, other terms and conditions of association with KPMG, or the termination of such association, including, without limitation, any such claims that were or could have been asserted by the Employee or on the Employee's behalf: (x) in any federal, state, or local court, commission, or agency; (y) under any common law theory; or (z) under any employment, contract, tort, federal, state, or local law, regulation, ordinance, constitution or executive order.

                  Notwithstanding the foregoing, nothing herein shall affect:
(I) any rights to indemnification that the Employee may have under the KPMG Partnership Agreement, the KPMG Bylaws, or otherwise, or (II) any vested rights that the Employee may have under the Retirement Allowance Plan (as amended), under the Supplemental Retirement Allowance Plan (as amended), or under any other plan or policy providing retirement benefits to the Employee. The Employee represents and warrants that: the Employee is the sole owner of the actual or alleged claims, demands, rights, causes of action, and other matters that are released in Sections 6.4(a) and (b); the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and the Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.

                  (b) In the event that the Employee is or has been associated with KPMG in the State of California, the Employee has read and understands the following language contained in Section 1542 of the California Civil Code:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Having reviewed this provision, the Employee nevertheless hereby voluntarily waives any and all rights under this statutory provision and releases KPMG and each of the other Released Parties with respect to any and all unknown or unsuspected claims arising from or related to the Employee's association with KPMG, compensation, benefits, other terms and conditions of association with KPMG, or the termination of such association, including, without limitation, all such claims that were or could have been asserted by the Employee or on the Employee's behalf: (x) in any federal, state, or local court, commission, or agency; (y) under any common law theory; or (z) under any employment, contract, tort, federal, state or local law, regulation, ordinance, constitution or executive order.

                  SECTION 6.5. POLICIES AND PROCEDURES. (a) The Employee acknowledges, understands and agrees that, effective upon the date of the Separation, the Employee shall be covered by and shall be eligible to participate in such employee benefit and other plans, policies and procedures of Consulting and its Subsidiaries (including without limitation all plans, policies and procedures concerning or relating to retirement benefits, medical and dental coverage, and life insurance) as Consulting and its Subsidiaries may make available generally to their employees (collectively, "Consulting Plans and Policies"), subject to all terms and conditions of such Consulting Plans and Policies (as in effect or amended from time to time). Consulting and its Subsidiaries reserve the right in their sole discretion to alter, suspend, amend or discontinue any and all Consulting Plans and Policies, in whole or in part, at any time for any or no reason with or without notice.

                  (b) The Employee acknowledges, understands and agrees that, except as provided below in this Section, any and all benefit and other plans, policies and procedures of KPMG and its Subsidiaries (including without limitation all plans, policies and procedures concerning or relating to retirement benefits, medical and dental coverage, and life insurance) (collectively, "KPMG Plans and Policies") that applied to the Employee during the Employee's association with KPMG shall no longer apply to the Employee effective upon the Effective Date, provided that any KPMG Plans and Policies that by their terms provide for continued application to the Employee after the termination of the Employee's association with KPMG shall continue to apply to the Employee in accordance with the terms and conditions of such KPMG Plans and Policies (as in effect or amended from time to time), and provided further that the Employee's participation (if any) in and rights (if any) under any KPMG Plans and Policies concerning retirement, medical or other benefits shall be determined in accordance with the terms and conditions of such KPMG Plans and Policies. KPMG reserves the right in its sole discretion to alter, suspend, amend, or discontinue any and all KPMG Plans and Policies, in whole or in part, at any time for any or no reason with or without notice.

                  (c) Notwithstanding anything to the contrary in the foregoing, and except as provided in Section 6.2(c), nothing in this Section 6.5 shall or shall be construed to restrict, limit or otherwise affect any rights that Consulting or KPMG or their Affiliates may have or any obligations that the Employee may have under any provision of the KPMG Partnership Agreement, the By-Laws of KPMG or otherwise, it being understood and agreed that the provisions of the KPMG Partnership Agreement and the By-Laws of KPMG (as in effect or amended from time to time) shall continue in full force and effect in accordance with their terms.

                                   ARTICLE VII

                                POWER OF ATTORNEY

                  SECTION 7.1. POWER OF ATTORNEY. The Employee hereby appoints the Chief Executive Officer as the Employee's attorney-in-fact for the purpose of executing, swearing to, acknowledging and delivering any and all certificates, agreements, stock transfer powers or documents and other instruments as may be necessary, appropriate or advisable in the sole judgment of such Chief Executive Officer in furtherance of the Separation, the Contribution, the distribution of the Issued Membership Units, the Exchange, the IPO and compliance with the Auditor Independence Rules including, but not limited to, the agreements and instruments contemplated by Section 3.3 and
Article V. This power of attorney is irrevocable and coupled with an interest. On the request of the Chief Executive Officer, the Employee shall confirm his or her grant of this power of attorney or any use thereof by the Chief Executive Officer and shall execute, swear to, acknowledge and deliver any such certificate, agreement, document or other instrument related thereto. The Employee hereby grants unto such attorney-in-fact full power of substitution, delegation and revocation.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  SECTION 8.1. NON-COMPETITION. The Employee acknowledges, understands and agrees that the extraordinary transactions contemplated by the Separation, the related conversion of the Employee's former indirect ownership interest in the Consulting Business to a direct ownership of Shares of Consulting Common Stock, the Private Placement, the associated alliance (the "Cisco Alliance") of Consulting with Cisco Systems, Inc. ("Cisco"), and the anticipated IPO present KPMG, Consulting (which term shall include throughout the remainder of this Article VIII, except to the extent specifically provided otherwise herein, the Subsidiaries of Consulting with which the Employee becomes employed or otherwise associated) and the Employee with a unique and unprecedented opportunity to receive significant financial benefits and value that will materially and substantially benefit KPMG, Consulting, the Employee, and the other employees of Consulting, which benefits and value include, without limitation, the granting to the Employee of a direct equity interest in Consulting (and an indirect equity interest in its Subsidiaries), the enhancement of Consulting's overall competitive position, and the establishment of a significant compensation structure. The Employee further acknowledges, understands and agrees that the Employee and Consulting stand to earn further substantial and material value in conjunction with the anticipated IPO; that the Employee potentially will be eligible to receive such benefits and value from the Separation, the Private Placement, the Cisco Alliance and the anticipated IPO even after the Employee's employment with Consulting ends; and that the full realization of these enhanced benefits and value critically depends on continued cooperation and mutual reliance among the Employee and the other employees of Consulting in pursuit of Consulting's competitive objectives following the Separation, the Private Placement, the Cisco Alliance and the anticipated IPO, including after the end of the Employee's association with Consulting. The Employee further acknowledges, understands and agrees that, during the Employee's employment and as a result of the Separation, the Employee will have access to and will develop relationships with clients and employees and other agents of Consulting, and that Consulting's relationships with its clients, employees and other agents are extremely valuable assets in which Consulting will continue to invest substantial time, effort and expense.

Accordingly, the Employee acknowledges, understands and agrees that the Employee bears an enhanced duty of the utmost loyalty to Consulting and to the other employees of Consulting who stand to receive benefits and value from the Separation, the Private Placement, the Cisco Alliance and the anticipated IPO (each of whom is assuming an identical duty that will inure to the Employee's benefit), which duty includes, without limitation, a responsibility to act only in furtherance of, and not contrary to, Consulting's business objectives upon which the Separation, the Private Placement, the Cisco Alliance and the anticipated IPO are premised. In furtherance of these objectives and this enhanced duty, the Employee also agrees to undertake the obligations in this
Article VIII which the Employee acknowledges are reasonably designed to protect the legitimate business interests of Consulting and the benefits, value and opportunity accruing to Consulting, the Employee, and Consulting's other employees as a result of the Separation, the Private Placement, the Cisco Alliance and the anticipated IPO, without unreasonably or unnecessarily restricting the Employee's remunerative opportunities should the Employee leave
Consulting:

                  (a) Except in furtherance of the Employee's services for Consulting, the Employee shall not, during the Employee's employment with Consulting and thereafter until the later of (i) five (5) years after the Effective Date or (ii) one (1) year after the date on which the Employee's employment with Consulting terminates for any or no reason (including, without limitation, voluntary resignation by the Employee or termination at the request of Consulting), directly or indirectly:

                  (i) Become employed or retained to perform services involving Consulting Services by, or perform services in any other capacity (whether as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, or otherwise) involving Consulting Services for, or on behalf of, any of the entities set forth in Schedule 8.1 to this Agreement or any of the affiliates, related entities, successors or assigns of any of them (collectively, "Restricted Firms") anywhere in the world where the Restricted Firms do business at the time the Employee seeks to perform Consulting Services; or

                  (ii) Engage or assist any other individual, person, firm or other entity in engaging in the performance of Consulting Services (whether as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, or otherwise) in association with (I) any other principal, officer or manager of Consulting (or other individuals with comparable levels of seniority), or (II) any individual who was a principal, officer or manager of Consulting (or other individuals with comparable levels of seniority) or a partner, principal or manager of KPMG within the twelve (12) month period preceding the date of termination of the Employee's employment with Consulting or the twelve (12) month period preceding the date on which the Employee seeks to perform Consulting Services with such an individual, whichever is later, anywhere in the world where Consulting does business at the time the Employee seeks to perform Consulting Services.

                  Notwithstanding the foregoing, with respect to the equity of any of the Restricted Firms which is or becomes publicly traded, the Employee's ownership as a passive investor of less than 1% of the outstanding publicly traded capital stock of a Restricted Firm shall not be deemed a violation of the foregoing clauses (i) or (ii).

                  (b) Except in furtherance of the Employee's services for Consulting, the Employee shall not, during the Employee's employment with Consulting and thereafter until the later of (i) five (5) years after the Effective Date or (ii) two (2) years after the date on which the Employee's employment with Consulting terminates for any or no reason (including, without limitation, voluntary resignation by the Employee or termination at the request of Consulting), directly or indirectly (whether as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, or otherwise): (i) perform or provide or assist any other individual, person, firm or other entity in performing or providing Consulting Services for any Client or Prospective Client; or (ii) solicit or assist any other individual, person, firm or other entity in soliciting any Client or Prospective Client for the purpose of performing or providing any Consulting Services.

                  (c) Notwithstanding the foregoing, in the event that the Employee's employment with Consulting terminates for any or no reason and the Employee does not engage in or perform services of any kind involving Consulting Services (whether individually, for or in association with any of the Restricted Firms, or for or in association with any other individual, person, firm or other entity) during the one (1) year period following the date on which the Employee's employment with Consulting terminates, and the Employee represents and warrants to the satisfaction of Consulting, Inc. or LLC, in a writing directed to Consulting, Inc.'s or LLC's General Counsel at the conclusion of such one (1) year period that the Employee has not engaged in or performed any such services in any such capacity, Consulting, Inc. or LLC shall, after receipt and review of such representation and warranty to determine its sufficiency, release the Employee in writing from the continuing obligations, if any, that the Employee may have under Section 8.1(a).

                  SECTION 8.2. NON-SOLICITATION OF PERSONNEL. Except in furtherance of the Employee's services for Consulting, the Employee shall not, during the Employee's employment with Consulting and thereafter until the later of (i) five (5) years after the Effective Date or (ii) two (2) years after the date on which the Employee's employment with Consulting terminates for any or no reason (including, without limitation, voluntary resignation by the Employee or termination at the request of Consulting), directly or indirectly (whether as a sole proprietor, owner, employer, partner, investor, principal, joint venturer, shareholder, associate, employee, member, consultant, or otherwise) solicit, employ or retain, or assist any other individual, person, firm or other entity in soliciting, employing or retaining, any employee or other agent of Consulting (including, without limitation, any former employee or other agent who separated from Consulting (or, prior to the Separation, any partner, principal or employee of KPMG) within a twelve (12) month period before or after the date on which the undersigned Employee's employment with Consulting terminates) to perform Consulting Services for or on behalf of, or in affiliation in any manner with, the Employee or any individual, person, firm or other entity with which the Employee is or becomes employed, retained or otherwise associated.

                  SECTION 8.3. APPLICATION. In applying this Article VIII, the wishes or preferences of a Client or Prospective Client as to who shall perform its Consulting Services, or the fact that the Client or Prospective Client may also be a client of a third party with whom the Employee is or becomes associated, shall neither be relevant nor admissible as evidence in any dispute arising under Article VIII.

                  SECTION 8.4. REMEDY FOR BREACH. In addition to and without in any way limiting any remedies at law or in equity that may be available to Consulting for any breach of this Agreement (including, without limitation, any remedies under Section 9.1(e) or 10.11 of this Agreement), and without in any way precluding or being construed to preclude Consulting from making a showing of irreparable injury or any other element that may be necessary to secure injunctive relief, the Employee agrees to undertake the following obligations and accept the following consequences in the event that the Employee breaches Sections 8.1 or 8.2:

                  (a) In the event that, during the five (5) year period following the Effective Date:

                  (i) The Employee breaches Section 8.1(a)(i) or 8.1(a)(ii), the Employee shall pay Consulting, Inc. (it being understood and agreed that the Employee shall deliver any amounts payable pursuant to this
         Section 8.4 to Consulting, Inc. and not to any of its Subsidiaries, and it being further understood that Consulting, Inc. shall take responsibility for apportioning any amounts paid hereunder among itself, LLC and their respective Subsidiaries as may be appropriate under the circumstances) an amount in cash equal to one hundred percent (100%) of the average Annual Compensation paid or payable to the Employee by Consulting over the course of the two completed fiscal years of Consulting immediately preceding the Consulting fiscal year in which the Employee's breach occurs, provided that:

                           (I) Solely for the purpose of this Section 8.4(a)(i),
                  any period of time during which the Employee was associated with KPMG, and any amounts paid or to be paid by KPMG (whether as base compensation, incentive compensation or other compensation) during such period, shall be deemed to be included in determining the fiscal years during which the Employee was employed by Consulting and the amount of the Annual Compensation paid or payable by Consulting to the Employee for such fiscal years; and

                           (II) In the event that the Employee has been employed
                  by Consulting (including, for purposes of this calculation, any period during which the Employee was associated with KPMG) for less than two (2) full fiscal years at the time of the Employee's breach, the Employee shall pay Consulting an amount in cash equal to one hundred percent (100%) of the Annual Compensation paid or payable to the Employee by Consulting (including, for this purpose, KPMG) during the most recent completed full fiscal year during which the Employee was employed by Consulting (including, for this purpose, KPMG);

                  (ii) The Employee breaches Section 8.1(a)(i), 8.1(a)(ii), 8.1(b) or 8.2, in addition to the obligations imposed by Section 8.4(a)(i), the restrictions on transfer set forth in Article III hereof applicable to any and all Issued Equity that have not yet expired as of the time of the Employee's breach of Section 8.1(a)(i), 8.1(a)(ii), 8.1(b) or 8.2, shall be automatically extended to and shall expire at the end of the ten (10) year period following the Effective Date.

                  (b) Any and all payments made pursuant to Section 8.4(a) shall be made ratably in quarterly installments over the twenty-four (24) month period following such breach. The Employee acknowledges, understands and agrees that Consulting will suffer damages as a result of the Employee's breach of Section 8.1(a)(i) or 8.1(a)(ii) that are difficult to calculate and that the payment required by this Section 8.4 is a reasonable forecast of the damages likely to result from such breach. In particular, the Employee acknowledges, understands and agrees that the Employee's Annual Compensation with Consulting and with KPMG is based on the Employee's value to Consulting, that the Annual Compensation reflects, among other things, the Employee's efforts at developing and maintaining client relationships and the Employee's success in participation in the management of Consulting's affairs and that the payment obligation set forth above reasonably approximates the value that Consulting will lose in the event that the Employee breaches Section 8.1(a)(i) or 8.1(a)(ii), and also reasonably compensates Consulting for the damages that it will suffer as a result of the Employee's breach of the duty of loyalty pursuant to Section 8.1.

                  (c) In the event of a breach of Section 8.1(b), the Employee shall, in addition to and without limiting any payments required under Section 8.4(a) or 8.4(d), pay to Consulting, Inc. an amount in cash equal to fifty percent (50%) of the gross fees and other amounts paid or payable during the three (3) year period following such breach to the Employee, or to any other individual, person, firm or other entity with which the Employee is or becomes directly or indirectly employed, retained or otherwise associated at the time of any breach, by any Client or Prospective Client that was solicited or provided with services in violation of Section 8.1(b). Payments to Consulting, Inc. pursuant to this Section 8.4(c) shall be due within thirty (30) days after any payment of fees or other amounts is made by the Client or Prospective Client. The Employee acknowledges, understands and agrees that Consulting will suffer damages as a result of the Employee's breach of Section 8.1(b) that are difficult to calculate, and that the payment required by this Section 8.4 (c) is a reasonable forecast of the damages likely to result from such breach.

                  (d) In the event of a breach of Section 8.2, the Employee shall, in addition to and without limiting any payments required under Section 8.4(a) or Section 8.4(c), pay to Consulting, Inc. an amount in cash equal to one hundred percent (100%) of the compensation (including, without limitation, base salary, any other base pay and incentive compensation) paid or payable by Consulting (which includes, for purposes of this calculation, any such compensation paid or payable by KPMG during the relevant twelve (12) month period described in this Section 8.4(d)) to the solicited, employed or retained employee or other agent during:

                  (i) The twelve (12) month period preceding the breaching Employee's breach of Section 8.2; or

                  (ii) In the case of a solicited, employed or retained employee or agent who neither was a current employee or agent of Consulting nor was associated with KPMG at the time of the Employee's breach, the twelve (12) month period preceding the later of the employee's or agent's (I) termination from employment with Consulting for any or no reason, or (II) separation from KPMG for any or no reason.

Payments to Consulting, Inc. pursuant to this Section 8.4(d) shall be made ratably in quarterly installments over the twenty-four (24) month period following such breach. The Employee acknowledges, understands and agrees that Consulting will suffer damages as a result of the Employee's breach of Section
8.2 that are difficult to calculate, and that the payment required by this
Section 8.4(d) is a reasonable forecast of the damages likely to result from such breach.

                  (e) The Employee acknowledges, understands and agrees that the payment obligations and other provisions set forth in this Section 8.4 above are not, and are not intended to be, a penalty of any kind.

                  SECTION 8.5. PROPRIETARY INFORMATION. (a) The Employee acknowledges, understands and agrees that the successful marketing, development and rendering of Consulting's professional services and products require substantial time and expense. Such efforts generate for Consulting valuable and proprietary information and materials that give Consulting a business advantage over others who do not have such information.

                  (b) The Employee will, both during the Employee's work for Consulting and thereafter, hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Proprietary Information to any person or entity, or utilize any of the Proprietary Information for any purpose, except in the course of the Employee's work for Consulting for Consulting's sole benefit. In addition, the Employee will not remove, reproduce, summarize or copy any Proprietary Information except as expressly required by Consulting to enable the Employee to perform the Employee's duties, and the Employee will return immediately to Consulting all Proprietary Information in the Employee's possession or control, including duplicates, when the Employee leaves his or her employment or whenever Consulting may otherwise require that such Proprietary Information be returned.

                  (c) The Employee will not knowingly use for the benefit of, or disclose to any person employed by, Consulting confidential information of any of the Employee's former employers or of any other third party or otherwise knowingly infringe any proprietary right of any third party. The Employee represents and warrants that no contract, agreement or other obligation between or among the Employee and any third party will interfere in any manner with the Employee's complete performance of the Employee's duties to Consulting or with the Employee's compliance with the terms and conditions hereof.

                  (d) The Employee understands that this Article VIII is effective as of the commencement of the Employee's employment with Consulting (or relationship with KPMG, as the case may be) or, if earlier, the date the Employee first acquired knowledge of any Proprietary Information.

                  SECTION 8.6. INVENTIONS. (a) All Works shall belong exclusively to Consulting whether or not fixed in a tangible medium of expression. Without limiting the foregoing, to the maximum extent permitted under applicable law, all Works shall be deemed to be "works made for hire" under the United States Copyright Act, and Consulting shall be deemed to be the author thereof.

                  (b) If and to the extent any Works are determined not to constitute "works made for hire," or if any rights in the Works do not accrue to Consulting as a work made for hire, the Employee hereby irrevocably assigns and transfers to Consulting to the maximum extent permitted by law all right, title and interest in the Works, including all copyrights, patents, trade secret rights, and other proprietary rights in or relating to the Works. Without limiting the foregoing, the Employee hereby irrevocably assigns and transfers to Consulting all economic rights to the Works, including the rights to reproduce, manufacture, use, adapt, modify, publish, distribute, sublicense, publicly perform and communicate, translate, lease, import and otherwise exploit the Works.

                  (c) The Employee shall have no right to exercise any economic rights to the Works. Without limiting the foregoing, the Employee will not have the right to and will not reproduce, adapt, modify, publish, distribute, sublicense, publicly perform or communicate, translate, lease, import or otherwise exploit the Works, except as expressly authorized by Consulting.

                  (d) The Employee expressly acknowledges and agrees that the Employee wishes to remain anonymous and not to have the Employee's name or any pseudonym used in connection with the Works.

                  (e) The Employee hereby approves any and all modifications, uses, publications and other exploitation of the Works that Consulting or any successor or transferee thereof may elect to make, and the Employee expressly agrees that no such modifications, uses, publications or exploitations will or may cause harm to the Employee's honor or reputation. The Employee agrees that no modification, use or publication of the Works by Consulting or any successor or transferee thereof will be deemed to constitute a distortion or mutilation of the Works.

                  (f) Consulting shall have the unrestricted right to transfer and convey any or all of Consulting's rights in or relating to the Works to any person or entity.

                  (g) This Agreement shall be construed in accordance with the provisions of Section 2870 of the California Labor Code (the text of which is included in Schedule 8.6) relating to inventions made by an employee. Accordingly, this Agreement is not intended and shall not be interpreted to assign to or invest in Consulting any of the Employee's rights in any inventions developed entirely on the Employee's own time without using Consulting's equipment, supplies, facilities, or trade secret information, except for those inventions that either relate at the time of conception or reduction to practice of the inventions to the Consulting Business or the actual or demonstrably anticipated research or development of Consulting, or result from any work the Employee performed for Consulting.

                  (h) Employee shall keep and maintain adequate and current written records of all inventions, original works of authorship, trade secrets or other Works in which rights vest in or are assigned to Consulting hereunder. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Consulting. The records will be available to and remain the sole property of Consulting at all times.

                  (i) Employee shall provide any assistance reasonably requested by Consulting to obtain United States or foreign letters patent and copyright registrations covering inventions, original works of authorship and other Works belonging or assigned hereunder to Consulting. Employee shall execute any transfers of ownership of letters patent or assignments of copyrights or other proprietary rights transferred or assigned hereunder (including short form assignments intended for recording with the U.S. Copyright Office, the U.S. Patent and Trademark Office, or any other entity). Employee's obligations under this Section shall survive any termination or expiration of this Agreement in perpetuity, provided that Consulting shall compensate Employee at a reasonable rate for time actually spent performing such obligations at Consulting's request after such termination or expiration. If Consulting is unable for any reason whatsoever, including Employee's mental or physical incapacity, to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations or on any document transferring or assigning any patent, copyright or other proprietary right that Employee is obligated hereunder to transfer or assign, Employee hereby irrevocably designates and appoints Consulting and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and on its behalf and in its stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers or assignments thereof or of any other proprietary rights with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the inventions, works of authorship, trade secrets and other Works to which any proprietary rights may apply and shall survive Employee's death or disability.

                  (j) Throughout this Section 8.6, the term Consulting shall mean (i) Consulting, Inc. for any period of time during which the Employee is employed by Consulting, Inc., (ii) LLC for any period of time during which the Employee is employed by LLC and (iii) any Subsidiary of Consulting, Inc. or LLC for any period of time during which the Employee is employed by such Subsidiary.

                  SECTION 8.7. TERMINATION.(a) The Employee may voluntarily terminate the Employee's employment with Consulting upon one hundred eighty
(180) days' prior written notice unless such notice shall be waived in writing by the Chief Executive Officer. In the event that the Employee breaches this
Section 8.7(a) prior to the later of (i) the date which is eighteen (18) months after the Effective Date or (ii) the date which is twelve (12) months after the consummation of an IPO, the Employee shall pay Consulting, Inc. (it being understood and agreed that the Employee shall deliver any amounts payable pursuant to this Section 8.7(a) to Consulting, Inc. and not to any of its Subsidiaries, and it being further understood that Consulting, Inc. shall take responsibility for apportioning any amounts paid hereunder among itself, LLC and their respective Subsidiaries as may be appropriate under the circumstances) an amount in cash equal to fifty percent (50%) of the average Annual Compensation paid or payable on an annualized basis to the Employee by Consulting over the course of the completed fiscal year of Consulting immediately preceding the Consulting fiscal year in which the Employee's breach occurs. Solely for the purpose of this Section 8.7(a), any period of time during which the

Employee was associated with KPMG, and any amounts paid or to be paid by KPMG (whether as base compensation, incentive compensation or other compensation) during such period, shall be deemed to be included in determining the fiscal years during which the Employee was employed by Consulting and the amount of the Annual Compensation paid or payable by Consulting to the Employee for such fiscal years. The amount payable hereunder shall be in addition to and without in any way limiting any remedies at law or in equity that may be available to Consulting for any breach of this Agreement (including, without limitation, any remedies under Section 9.1(e) or 10.11 of this Agreement), and without in any way precluding or being construed to preclude Consulting from making a showing of irreparable injury or any other element that may be necessary to secure injunctive relief. Any and all payments made pursuant to this Section 8.7(a) shall be made ratably in quarterly installments over the twenty-four (24) month period following such breach.

                  (b) The Employee agrees to provide all assistance requested by Consulting, whether before, upon, or after the termination of the Employee's employment with Consulting for any or no reason (including voluntary resignation by the Employee or termination at the request of Consulting), in transitioning the Employee's duties, responsibilities and client and other Consulting relationships to other Consulting personnel in connection with any such termination of the Employee's employment with Consulting.

                  SECTION 8.8. WAIVER. (a) The Chief Executive Officer may, in his or her sole discretion, waive any of the provisions of Sections 8.1 through 8.7.

                  (b) Notwithstanding Section 8.8(a), and except as provided in
Section 6.2(c), no provision herein shall or shall be construed to restrict, limit or otherwise affect any rights that Consulting or KPMG or their Affiliates may have or any obligations that the Employee may have under any provision of the KPMG Partnership Agreement, the By-Laws of KPMG or otherwise, it being understood and agreed that the provisions of the KPMG Partnership Agreement and the By-Laws of KPMG (as in effect or amended from time to time) shall continue in full force and effect in accordance with their terms.

                  SECTION 8.9. NO EMPLOYMENT AGREEMENT. The Employee understands that this Agreement is not intended to and shall not be construed to constitute an express or implicit employment contract for any purpose, including for a specific duration of time. The Employee acknowledges and understands that, unless Consulting and the Employee otherwise clearly and expressly agree in writing, the Employee is employed at will, which means that either the Employee or Consulting may terminate the employment relationship at any time, for any reason or for no reason, with or without notice, except for such notice as required of the Employee pursuant to Section 8.7.


                                   ARTICLE IX
                                   ARBITRATION

                  SECTION 9.1. ARBITRATION. (a) To the extent permitted by law, all claims or disputes arising out of or relating to the construction, meaning or effect of any provision of this

Agreement, to the Employee's employment relationship with Consulting (which term shall include for purposes of this entire Article IX, the Subsidiaries of Consulting), or to the termination of this Agreement or cessation of such employment relationship:

                  (i) that the Employee may have against or with Consulting, any of its Affiliates, partnerships, other related entities, successors, or permitted assigns, or any director, officer, trustee, fiduciary, administrator, employee, owner, shareholder, partner, principal, attorney, member, agent, or representative of any of the foregoing entities; or

                  (ii) that Consulting may have against or with the Employee (collectively, "Disputes"), shall be submitted for resolution by arbitration in accordance with the procedures set forth in this Section 9.1. Disputes subject to arbitration hereunder include, but are not limited to, claims by the Employee for employment discrimination, harassment, retaliation, wrongful termination, or other violations under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, or the Employee Retirement Income Security Act, under any other federal, state, or local law, regulation, ordinance, executive order, or constitution, or under common law. All arbitrations hereunder shall be held in the State of Virginia or the State of New York at the election of Consulting.

                  (b) Arbitrations shall take place before a panel of three arbitrators (the "Arbitration Panel"), which shall consist of one person selected by each of the two sides to the Dispute and the third person to be jointly selected by the two arbitrators previously selected.

                  (c) The Arbitration Panel shall have no authority to amend or modify the terms of this Agreement (except pursuant to Section 10.5) or to award punitive or exemplary damages.

                  (d) Judgment on any award rendered pursuant to this Section
9.1 may be entered in the courts of the State of Virginia or the State of New York, at the election of Consulting or in any other court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

                  (e) Notwithstanding anything in this Section 9.1 to the contrary, Consulting may seek provisional relief, including, but not limited to, temporary restraining orders and preliminary injunctions, from a court of competent jurisdiction in aid of the arbitration, to prevent any award from being rendered ineffectual, to protect Consulting's Proprietary Information or Works or for any other purpose in the interests of Consulting. Seeking any such relief shall not be deemed a waiver of Consulting's right to compel arbitration. The courts of the State of Virginia or the State of New York, at the election of Consulting, as well as any other court of competent jurisdiction, shall have jurisdiction over any proceeding relating to arbitrations under this Section 9.1.

                  SECTION 9.2. REIMBURSEMENT. The Employee agrees to reimburse Consulting upon demand for any and all costs, expenses and other amounts (including, without limitation, attorneys' fees and court costs) incurred by Consulting in enforcing any of its rights under this Agreement (except to the extent inconsistent with the enforcement of Section 9.1).


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. SURVIVAL. The provisions of this Agreement shall remain in full force and effect in accordance with their terms notwithstanding any termination of the Employee's employment with Consulting or any of its Subsidiaries for any or no reason or any dissolution or liquidation of LLC.

                  SECTION 10.2. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto constitute the only agreements between the Parties with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

                  SECTION 10.3. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in New York. Any lawsuit arising from or related to this Agreement may be brought, to the extent any such lawsuit is permitted pursuant to Article IX, in any state court in the State of Virginia or in the State of New York, at the election of Consulting, and in the United States District Courts located in the State of Virginia or the Borough of Manhattan, New York, New York, at the election of Consulting. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Notwithstanding anything to the contrary in the foregoing, nothing in this Section 10.3 shall prevent any Party or any of such Party's Affiliates from bringing a lawsuit, to the extent any such lawsuit is permitted pursuant to
Article IX, in any other federal or state court of full and competent jurisdiction. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by New York law.

                  SECTION 10.4. AMENDMENT; WAIVER. No amendment or modification of the terms of this Agreement shall be binding on any Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by any Party of any particular default by any other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by any Party to exercise any right arising from any default by any other Party affect or impair any rights which the nondefaulting Party may have with respect to the same or any future default.

                  SECTION 10.5. SEVERABILITY. If any provision of this Agreement including, without limitation, any provision of Article VIII, is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Without limiting the generality of the foregoing, if any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, or otherwise unreasonable or unenforceable such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed.

                  SECTION 10.6. COUNTERPARTS; SIGNATURES. (a) For convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

                  (b) Each Party hereto acknowledges that it and each other Party hereto may execute this Agreement, and any other agreement, certificate or document contemplated herein or therein or related hereto by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it will as promptly as reasonably practicable cause this Agreement, and any other agreement, certificate or document contemplated herein or therein or related hereto to be manually executed (any such execution to be as of the date of the initial date thereof).

                  SECTION 10.7. BENEFICIARIES. This Agreement is solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in addition to those existing without reference to this Agreement.

                  SECTION 10.8. NOTICES. All notices which any Party may be required or desire to give to another Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other parties at their respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notices delivered by telecopy shall also be confirmed in writing by the sending Party by overnight courier and shall be deemed to be given upon actual receipt of the overnight courier package by the Parties to be notified.

                  If to Consulting, Inc.:

                           KPMG Consulting, Inc.
                           Three Chestnut Ridge Road
                           Montvale, New Jersey  07645
                           Attention:  Chief Financial Officer
                           Facsimile:  (201) 307-7227

                  If to LLC:

                           KPMG Consulting, LLC
                           Three Chestnut Ridge Road
                           Montvale, New Jersey  07645
                           Attention:  Chief Financial Officer
                           Facsimile:  (201) 307-7227

                  If to KPMG:

                           KPMG LLP
                           Three Chestnut Ridge Road
                           Montvale, New Jersey  07645
                           Attention:  Chief Financial Officer
                           Facsimile:  (201) 307-7227

If to the Employee, to the address listed on the records of Consulting. A Party may change its address or addresses set forth above by giving the other parties notice of such change in accordance with the provisions of this Section 10.8.

                  SECTION 10.9. SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

                  SECTION 10.10. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, respectively, and their respective Affiliates, successors and permitted assigns; provided, however, that the Employee may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto. Without limiting the foregoing, the rights of LLC hereunder may be assigned in whole or in part to Consulting, Inc. or KPMG or their respective Subsidiaries, the rights of Consulting, Inc. hereunder may be assigned in whole or in part to LLC or KPMG or their respective Subsidiaries and the rights of KPMG hereunder may be assigned in whole or in part to LLC, Consulting, Inc. or their respective Subsidiaries, each without the consent of the Employee.

                  SECTION 10.11. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties or their respective Affiliates who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including, without limitation, monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

                  SECTION 10.12. LEGAL COUNSEL. The Employee acknowledges, represents and warrants to Consulting that the Employee has received a copy of this Agreement, that the Employee has read and understood this Agreement, that the Employee has had the opportunity to seek the advice of legal counsel before signing this Agreement and that the Employee has either sought such counsel or has voluntarily decided not to do so.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of and deemed effective as of the Effective Date.


                                    KPMG CONSULTING, LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    KPMG CONSULTING, INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    KPMG LLP


                                    By:
                                         --------------------------------------
                                         Name:
                                         Its:


                                    [Employee Name]


                                    -------------------------------------------

                                    ADDENDUM:


1. Section 3.4(d) (regarding certain representations and warranties required for the removal of restrictive legends on stock certificates) will be deleted in its entirety.

2.       The following provision will be added as new Section 8.7(c):

         (c) Notwithstanding anything to the contrary in Sections 8.1(a)(i) or 8.4(a)(i):

                  (i) Solely in the event that Consulting terminates the Employee's employment for any reason other than Cause (as that term is defined in Section 8.7(c)(ii) below) or for no reason (but not if Consulting terminates the Employee's employment for Cause or if the Employee resigns from the Employee's employment with Consulting), the Employee shall be released from the restrictions set forth in Section 8.1(a)(i) and may engage in the conduct described therein, and the Employee also shall be released from the Employee's obligation under
         Section 8.4(a)(i) to make the payment to Consulting, Inc. described therein in the event that the Employee breaches Section 8.1(a)(i), provided, however, that:

                           (I) In the event that the Employee elects to engage
                  in conduct that would have been prohibited by and that would have breached Section 8.1(a)(i) but for the foregoing provisions of this Section 8.7(c), the provisions of Section 8.4(a)(ii) shall continue to apply to the Employee as if the Employee had breached Section 8.1(a)(i);

                           (II) Nothing in this Section 8.7(c) shall or shall be
                  construed to restrict, limit, otherwise affect, or release the Employee from, any obligations under any provision of this Agreement except to the extent specifically set forth in this
                  Section 8.7(c) (it being understood, without in any way limiting the generality of the foregoing provisions of this
                  Section 8.7(c)(i)(II)), that nothing in this Section 8.7(c) shall or shall be construed to restrict, limit or otherwise affect Section 8.9 or the right of Consulting to terminate the Employee's employment with Consulting for any reason other than Cause or for no reason); and

                           (III) If Consulting terminates the Employee's
                  employment for Cause or if the Employee resigns from the Employee's employment with Consulting, the provisions of
                  Section 8.7(c) shall not apply and the provisions of Section 8.1(a)(i) and Section 8.4(a)(i) shall continue to apply with full force and effect to the Employee in accordance with their terms and without any restriction, limitation or other modification pursuant to Section 8.7(c).

                  (ii) "Cause", as used in Section 8.7(c), means any of the following conduct by the Employee: (I) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (II) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any such felony or misdemeanor; (III) engagement in any activity that the Employee knows or should know will or could harm the business or reputation of Consulting or any of its

         Affiliates; (IV) material failure to adhere to Consulting's corporate codes, policies or procedures, as in effect or amended from time to time; (V) continued failure to meet applicable performance standards as determined by Consulting over two consecutive performance review periods; (VI) a breach or threatened breach of any provision of Article VIII (subject to any applicable provisions of this Section 8.7(c)), or a material breach of any other provision of this Agreement if such material breach is not cured to the satisfaction of Consulting within a reasonable period after Consulting provides the Employee with notice of such material breach (provided that no such notice and cure period shall be required to the extent that such material breach is not susceptible to a cure); or (VII) violation of any statutory, contractual, or common law duty or obligation to Consulting or any of its Affiliates, including without limitation the duty of loyalty.

3. The following phrase shall be added to the end of the current Section 8.1(a)(i) prior to the word "or":

         provided, however, that it shall not be a violation of this Section 8.1(a)(i) for an Employee to become an owner, partner, principal, investor, joint venturer, shareholder, associate, employee or member of an entity (other than a Restricted Firm) which has a business relationship with a Restricted Firm if the Employee does not, directly or indirectly, provide Consulting Services to a Client or Prospective Client in conjunction with a Restricted Firm.





                                       2